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                                                                   Exhibit a(10)
                               THE MAINSTAY FUNDS

                     Establishment and Designation of Class
          of Shares of Beneficial Interest, Par Value $0.01 Per Share

                                 March 15, 1999

        The undersigned, being a majority of the Trustees of The MainStay Funds, a Massachusetts business trust (the "Trust"), acting pursuant to Section 5.12 of the Declaration of Trust dated January 9, 1986 as amended December 31, 1994, (the "Declaration of Trust"), hereby divide the authorized and unissued shares of beneficial interest (the "Shares") of the series of the Trust designated as the MainStay MAP Equity Fund (the "Fund") into the four classes designated below in paragraph 1 (each a "Class" and collectively the "Classes"), which shall include a newly established Class hereby designated as "Class I," with each Class to have the special and relative rights specified in this Instrument:

        1.     The Classes shall be designated as follows:

               MainStay MAP Equity Fund Class A
               MainStay MAP Equity Fund Class B
               MainStay MAP Equity Fund Class C
               MainStay MAP Equity Fund Class I

        2. Each Share shall be redeemable, and, except as provided below, shall represent a pro rata beneficial interest in the assets attributable to such Class of shares of the Fund, and shall be entitled to receive its pro rata share of net assets attributable to such Class of Shares of the Fund upon liquidation of the Fund, all as provided in or not inconsistent with the Declaration of Trust. Each Share shall have the voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, terms and conditions, as set forth in the Declaration of Trust.

        3.     Upon the effective date of this Instrument:

               a. Each Share of each Class of the Fund shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters which such Shares (or Class of Shares) shall be entitled to vote. Shareholders of the Fund shall vote together on any matter, except to the extent otherwise required by the Investment Company Act of 1940, as amended (the "1940 Act"), or when the Trustees have determined that the matter affects only the interest of Shareholders of one or more Classes, in which case only the Shareholders of such Class or Classes shall be entitled to vote thereon. Any matter shall be deemed to have been effectively acted upon with respect to the Fund if acted upon as

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        provided in Rule 18f-2 under the 1940 Act or any successor rule and in the Declaration of Trust.

               b. Liabilities, expenses, costs, charges or reserves that should be properly allocated to the Shares of a particular Class of the Fund may, pursuant to the Plan adopted by the Trustees under Rule 18f-3 under the 1940 Act, or such similar rule under or provision or interpretation of the 1940 Act, be charged to and borne solely by such Class and the bearing of expenses solely by a Class of Shares may be appropriately reflected and cause differences in net asset value attributable to, and the dividend, redemption and liquidation rights of, the Shares of different Classes.

        4. The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets, liabilities and expenses or to change the designation of any Class now or hereafter created, or to otherwise change the special and relative rights of any such Class, provided that such change shall not adversely affect the rights of Shareholders of such Class.

/s/ Mark Gordon                                    /s/ John B. McGuckian
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Mark Gordon                                        John B. McGuckian


/s/ Edward J. Hogan
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Edward J. Hogan                                    Donald E. Nickelson


/s/ Harry G. Hohn                                  /s/ Donald K. Ross
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Harry G. Hohn                                      Donald K. Ross


/s/ Richard M. Kernan, Jr.                         /s/ Stephen C. Roussin
-----------------------                            ----------------------------
Richard M. Kernan, Jr.                             Stephen C. Roussin


/s/ Nancy M. Kissenger                             /s/ Richard S Trutanic
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Nancy M. Kissenger                                 Richard S. Trutanic


/s/ Terry L. Lierman
-----------------------
Terry L. Lierman